Exhibit 10.26

TRANSITIONAL CONSULTING AGREEMENT

THIS TRANSITIONAL CONSULTING AGREEMENT (this “Agreement”), dated as of November 28, 2022 (the “Effective Date”), is made and entered into by and among Repay Management Services LLC, a Delaware limited liability company (the “Company”), Jackson Advisory Group, LLC, a Florida limited liability company (“Consultant”) and Michael F. Jackson (“Jackson”).

WHEREAS, Jackson and the Company (as assignee of M & A Ventures, LLC) are parties to that Employment Agreement (the “Employment Agreement”), dated as of January 21, 2019 and amended as of March 1, 2021;

WHEREAS, Jackson’s employment with the Company has been terminated by the Company without Cause effective November 25, 2022;

WHEREAS, as a result of the services provided pursuant to the Employment Agreement prior to the Effective Date, Jackson possesses special knowledge, abilities and experience regarding the business of the Company and its affiliated companies (collectively, the “Company Group”);

WHEREAS, Jackson has agreed that he will arrange for Consultant to provide certain services to the Company for a limited time following the Effective Date, all subject to and in accordance with the terms and conditions contained herein.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Services.

(a)
Subject to the terms and conditions set forth in this Agreement, the Company hereby engages Consultant to provide transition consulting services in connection with the business of the Company Group, including (i) knowledge transfer, (ii) ongoing operational initiatives and (iii) general transition assistance (collectively, the “Services”), as reasonably requested from time to time by the Company, and Consultant agrees that he will provide the Services to the Company.

(b)
Consultant will use commercially reasonable efforts to devote such time, attention, skill and energy to the business of the Company Group as may be reasonably required to perform the Services. In rendering the Services, Consultant will conform to substantially the same degree of care and diligence as Jackson had undertaken in connection with Jackson’s past provision of services to the Company. Notwithstanding anything contained herein to the contrary, unless otherwise agreed in advance by the Company and Consultant, in no event shall the time incurred for the Services (i) be less than twenty (20) hours in any calendar week during the term of this Agreement or (ii) exceed forty (40) hours in any calendar week during the term of this Agreement.

(c)
Jackson will not engage in any activity with any third party that could reasonably be expected to prevent Consultant from performing its obligations under this Agreement. Consultant will not use the services of any person or entity other than Jackson in connection with the performance of the Services without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(d)
Each party acknowledges and agrees that neither this Agreement nor its termination or expiration shall in any way limit, expand or otherwise modify the provisions of the Employment Agreement that survive a termination, including, without limitation, (i) Jackson’s right to receive severance payments and other benefits under Section 4(e)(ii) of the Employment Agreement and (ii) Jackson’s obligations under Section 5 of the Employment Agreement.

(e)
The Company hereby designates Chris Arnette to serve as Consultant’s primary contact and to act as the Company’s authorized representative with respect to matters pertaining to this Agreement (the “Company Designee”), with such designation to remain in force unless a successor Company Designee is duly appointed by the Company. The Company shall cause the Company Designee to respond in a reasonably prompt manner to any reasonable request from Consultant for instructions or information necessary for Consultant to provide the Services.

2.
Compensation. Subject to the terms and conditions set forth in this Agreement, as full and complete compensation for the Services, the Company will pay Consultant an hourly consulting fee of $225 (the “Consulting Fee”). Consultant will invoice the Company for the Consulting Fee on a monthly basis, with each invoice describing in reasonable detail the services provided (including the number of hours spent providing such services) during such month. The Company will pay the Consulting Fee set forth in any invoice within 30 days of receipt of such invoice. The Company will also reimburse Consultant for the reasonable and necessary out-of-pocket expenses incurred by Consultant at the Company Designee’s request in connection with the performance of the Services hereunder, upon submission of appropriate documentation and otherwise in accordance with the Company’s reimbursement policy.

3.
Independent Contractor. Consultant, on the one hand, and the Company, on the other hand, in connection with this Agreement, will at all times be acting in their own separate capacities and shall not, under any circumstances whatsoever, be considered to be acting as agents, employees, partners, joint venturers or associates of one another. It is expressly understood and agreed that Consultant is an independent contractor of the Company in all manners and respects and that Consultant is not authorized to bind the Company to any liability or obligation or to represent that he has any such authority. Consultant shall be responsible for all taxes arising from any compensation paid to it under this Agreement. From and after the Effective Date, neither Consultant nor Jackson will participate in any employee pension, health or other fringe benefit plan of the Company or its affiliates. The Company and its affiliates will not obtain any workers’ compensation insurance for Consultant or Jackson.

4.
Term and Termination.

(a)
The term of this Agreement shall commence on the Effective Date and will continue in full force and effect through February 28, 2023, unless terminated earlier as provided herein. Any extension of such term will be subject to mutual written agreement between the Company and Consultant.

(b)
Either the Company or Consultant may terminate this Agreement for convenience by providing at least thirty (30) days prior written notice to the other party.

(c)
Either the Company or Consultant may terminate this Agreement for any material breach of this Agreement by the other party upon ten (10) days prior written notice to the other party containing the details of the breach, provided the breach remains uncured at the end of the notice period.

(d)
The termination or expiration of this Agreement shall not relieve or release any party from any rights, liabilities or obligations which such party has accrued prior to the date of such termination or expiration (including any earned but unpaid amount of the Consulting Fee).

5.
Nondisclosure; Work Product.

(a)
Jackson and Consultant shall not, at any time after the Effective Date, directly or indirectly transmit or disclose any Confidential Information to any person and shall not make use of any such Confidential Information, directly or indirectly, for his or its own benefit without the prior written consent of the Company. Notwithstanding the foregoing, Jackson and Consultant may disclose or use any Confidential Information to the extent, and only to the extent, that such Confidential Information (i) is, or becomes part of, the public domain other than as a result of any violation of the Company’s legal rights, including, without limitation, Jackson’s or Consultant’s breach of the confidentiality provisions of any contract (including this Agreement); (ii) is required to be disclosed by law, provided that, to the extent practicable, Jackson or Consultant must give the Company reasonable advance written notice of the proceeding resulting in such order, so that the Company may seek a protective order if it chooses to do so; (iii) is provided to Jackson or Consultant by a third party who has not done so in breach of a confidentiality obligation of that third party; or (iv) is in connection with Consultant’s good faith performance of his duties hereunder. As used herein, “Confidential Information” means any confidential or proprietary business information regarding the Company Group that is the subject of reasonable efforts to maintain its confidentiality and that is not generally known to competitors. Nothing in this Agreement shall diminish the rights of the Company Group regarding the protection of trade secrets and other intellectual property pursuant to applicable law. Upon termination or expiration of this Agreement, Jackson and Consultant agree to return all property belonging to the Company, including, without limitation, all Confidential Information, physical embodiments, and copies thereof, to the Company and to certify the same in writing.

(b)
All work produced by Consultant in connection with the Services performed under this Agreement (“Work Product”) shall be deemed “work made for hire” and shall be the exclusive property of the Company. To the extent that title of such Work Product does not vest in the Company by operation of law, each of Jackson and Consultant hereby irrevocably transfers and assigns to the Company all right, title and interest in and to the Work Product. Consultant and Jackson shall execute and deliver to the Company, at the Company’s expense, all documents reasonably requested by the Company to evidence its ownership of the Work Product.

(c)
The provisions of this Section 5 shall survive any termination or expiration of this Agreement.

6.
Notices. All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the party hereto making the same, will specify the Section under this Agreement pursuant to which it is given or being made, and will be delivered personally or by e-mail transmission or sent by registered or certified mail (return receipt requested) or by overnight courier delivery service (with evidence of delivery and postage and other fees prepaid) as follows:

To the Company: Repay Management Services LLC

3 West Paces Ferry Road

Suite 200

Atlanta, Georgia 30305

Attn: Tyler B. Dempsey

E-mail: tdempsey@repay.com

To Consultant:

or to such other representative or at such other address of a party hereto as such party may furnish to the other party hereto in writing. Any such notice, communication or delivery will be deemed given or made (a) on the date of delivery if delivered in person, (b) on the first (1st) business day after delivery to an appropriate customer service representative if sent by overnight courier, (c) upon transmission by e-mail if receipt is confirmed by telephone or (d) on the fifth (5th) business day after it is mailed by registered or certified mail.

7.
Miscellaneous.

a.
Entire Agreement; No Waiver; Amendments. This Agreement, including all exhibits hereto (which are incorporated herein by reference), contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto (subject to Section 1(d) hereof). No waiver, termination, or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon any party hereto unless confirmed in writing. This Agreement may not be modified or amended, except by a writing executed by all parties hereto. No waiver by any party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party’s rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

b.
Governing Law. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without reference to its choice of law rules.

c.
Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of the Company and its successors and assigns and Consultant and Jackson and their respective heirs, representatives, successors and assigns; provided, however, that Consultant and Jackson shall not be entitled to assign or delegate any of their respective rights or obligations hereunder.

d.
Headings. The headings contained herein are for the convenience of the parties only and shall not be interpreted to limit or affect in any way the meaning of the language contained in this Agreement.

e.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic or facsimile thereof, may be attached or appended to any other identical counterpart to complete a fully executed counterpart of this Agreement, and any electronic or facsimile transmission of any signature shall be deemed an original and shall bind such party.

f.
Severability. If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

g.
Interpretation. This Agreement shall not be construed more strongly against any party hereto regardless of which party is responsible for its preparation.

h.
Further Assurances. Upon the reasonable request of the other party, each party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, as of the Effective Date.

Company:

REPAY MANAGEMENT SERVICES LLC

By: /s/ Naomi Barnett

Name: Naomi Barnett

Title: EVP – HR

Consultant:

JACKSON ADVISORY GROUP LLC

By: /s/ Michael F. Jackson

Name: Michael F. Jackson

Title: Principal

Jackson:

/s/ Michael F. Jackson

Michael F. Jackson